================================================================================

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN VIOLATION OF SUCH ACT OR LAW OR THE PROVISIONS OF THIS WARRANT.


                                             Warrant No. 4
No. of Shares: 78                            Dated: December 29, 1994




                              WARRANT TO PURCHASE

                            SHARES OF COMMON STOCK

                                      OF

                               CPS SYSTEMS, INC.

================================================================================


                               TABLE OF CONTENTS
                                                                  PAGE
                                                                  ----
SECTION 1.   DEFINITIONS.........................................    2

SECTION 2.   EXERCISE OF WARRANT.................................    6

SECTION 3.   PREEMPTIVE RIGHTS; ANTI-DILUTION....................    7

      3.1.   Preemptive Rights...................................    7
      3.2.   Anti-Dilution Provisions............................    7

SECTION 4.   RESERVATIONS........................................    7

SECTION 5.   SALE OF THE COMPANY; REORGANIZATIONS................    7

SECTION 6.   DISSOLUTION OR LIQUIDATION..........................    8

SECTION 7.   NOTICE OF EXTRAORDINARY DIVIDENDS...................    8

SECTION 8.   FRACTIONAL SHARES...................................    9

SECTION 9.   FULLY PAID STOCK; TAXES.............................    9

SECTION 10.  CLOSING OF TRANSFER BOOKS...........................    9

SECTION 11.  RESTRICTIONS ON TRANSFERABILITY OF WARRANTS
             AND SHARES; COMPLIANCE WITH LAWS....................    9

      11.1.  In General..........................................   10
      11.2.  Restrictive Legends.................................   10
      11.3.  Notice of Proposed Transfer; Registration
             Not Required........................................   10

SECTION 12.  SALE OF WARRANT TO COMPANY (RIGHT TO PUT)...........   11

      12.1.  Right to Put........................................   11
      12.2.  Determined Value....................................   12
      12.3.  Closing.............................................   13
      12.4.  Default by Company..................................   13
      12.5.  Termination.........................................   13

SECTION 13.  REGISTRATION RIGHTS.................................   13

      13.1.  Demand Registration Rights..........................   13
      13.2.  Conditions to Demand Registration...................   14

                                      -i-

                                                                            PAGE
                                                                            ----
      13.3.  Piggyback Registration.......................................   14
      13.4.  Expenses.....................................................   14
      13.5.  Indemnification..............................................   14
      13.6.  Termination..................................................   16

SECTION 14.  TAG ALONG ARRANGEMENTS.......................................   16

      14.1.  Significant Transfer.........................................   16
      14.2.  Notices......................................................   16
      14.3.  Termination..................................................   16

SECTION 15.  DRAG-ALONG OBLIGATION........................................   16

      15.1.  Notice to Holder.............................................   16
      15.2.  Termination..................................................   17

SECTION 16.  BOARD OF DIRECTORS...........................................   17

SECTION 17.  LOST, STOLEN WARRANTS, ETC...................................   17

SECTION 18.  SEVERABILITY.................................................   18

SECTION 19.  MISCELLANEOUS................................................   18

      19.1.  Holder Not A Shareholder.....................................   18
      19.2.  Notices......................................................   18
      19.3.  Successors and Assigns.......................................   18
      19.4.  Amendments...................................................   19
      19.5.  Headings.....................................................   19
      19.6.  Governing Law................................................   19

EXHIBIT A    ANTI-DILUTION PROVISIONS

THIS WARRANT AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN VIOLATION OF SUCH ACT OR LAW OR THE PROVISIONS OF THIS WARRANT.


                                           Warrant No. 4
No. of Shares: 78                          Dated: December 29, 1994



                              WARRANT TO PURCHASE

                            SHARES OF COMMON STOCK

                                      OF

                               CPS SYSTEMS, INC.


          THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth,

                               ROBERT J. NEWCORN

                                  or assigns


is entitled upon the due exercise hereof at any time during the Exercise Period (as hereinafter defined) to purchase from CPS Systems, Inc., a Texas corporation (the "Company"), 1,856 shares of Common Stock (as hereinafter defined and subject to adjustment as provided herein) of the Company at the Exercise Price (as hereinafter defined and subject to adjustment as provided herein) for each share of Common Stock so purchased and to exercise the other rights, powers and privileges hereinafter provided, all on the terms and conditions and pursuant to the provisions hereinafter set forth.

Attest:                                            CPS SYSTEMS, INC.

                                                   By /s/ Paul E. Kana
---------------------                                 -----------------------
Secretary                                             Its President


{AFFIX CORPORATE SEAL]

                   [Additional provisions follow on the next
                     16 pages and are incorporated in this
                    Warrant as if set forth on this page.]

SECTION 1.     DEFINITIONS.

          In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

          "Acquisition Corp." shall mean CPS Acquisition Corp., a Georgia corporation formed to aid in the acquisition by the Shareholders of all outstanding common stock of the Company.

          "Applicable Percentage" shall be .63%.

          "Borrowed Indebtedness" shall mean (a) all Senior Debt (as defined in the Note Agreement), and (b) all indebtedness under the Note.

          "Closing Date" shall have the meaning ascribed to such term in (S) 1.3 of the Note Agreement.

          "Common Share Equivalent" shall mean, with respect to any security of the Company and as of a given date, a number that is, (a) in the case of a share of Common Stock, one, (b) in the case of all or a portion of any right, warrant or other security that may be exercised for a share or shares of Common Stock (other than this Warrant), the number of shares of Common Stock receivable upon exercise of such security (or such portion of such security) and (c) in the case of a security that is convertible or exchangeable into a share or shares of Common Stock, the number of shares of Common Stock that would be received if such conversion or exchange occurred on such date.

          "Common Stock" shall mean, collectively, the (a) the Company's Common Stock $.01 par value, (b) any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company and (c) any other class or classes of Voting Stock.

          "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

          "Company" shall mean CPS Systems, Inc., a Texas corporation, as it shall exist as the survivor of the merger between it and Acquisition Corp. It shall also refer to any successor to all or substantially all of the assets and business of PHF Associates, Inc. Unless the context otherwise indicates, the term "Company" shall also include all Subsidiaries.

          "Determined Value" shall mean, as of the date of any determination thereof, the value attributable to this Warrant in accordance with the provisions of (S) 12.2. In ascertaining the Determined Value, no consideration shall be given to the fact that the Underlying Shares, if the Warrant were exercised, would constitute a minority interest in the Company's total capital structure, and would not be readily marketable.

          "EBITDA" shall mean, for any applicable period, the sum, without duplication, for such period of:

          (a) net income of the Company and its subsidiaries determined in accordance with generally accepted accounting principles consistently applied;

plus

          (b) the amount deducted, in determining net income referenced in clause (a) above, of all income taxes (whether paid or deferred of the Company and its subsidiaries;

plus

          (c) the amount deducted, in determining net income referenced in clause (a) above, of interest expense of the Company and its subsidiaries determined in accordance with generally accepted accounting principles consistently applied;

plus

          (d) the amount deducted, in determining net income referenced in clause (a) above, in accordance with generally accepted accounting principles consistently applied, as depreciation of assets of the company and its subsidiaries;

plus

          (e) the amount deducted, in determining net income referenced in clause (a) above, in accordance with GAAP, as amortization of assets of the Company and its subsidiaries.

          "Exercise Date" shall be mean the date on which this Warrant is exercised.

          "Exercise Period" mean the period (a) commencing on the earliest of
(i) January 1, 2000, (ii) the date on which notice of a proposed Sale of the Company is given to the Holder, or (iii) the effective date of an Initial Public Offering and (b) termination on the Expiration Date.

          "Exercise Price" shall be $1,856, adjustable as set forth in (S) 3.

          "Expiration Date" with reference to this Warrant, shall mean the 10th anniversary of the date of this Warrant (shown on the first page hereof).

          "Holder" shall mean the registered holder of this Warrant, and if thce context so indicates, the holder of Restricted Stock.

          "Initial Public Offering" shall mean the first issuance of shares of Common Stock by the Company pursuant to a public distribution in which the Common Stock of the Company shall be listed and traded on a national or regional exchange or in the NASDAQ over-the-counter market.

          "Robert J. Newcorn" shall mean Robert J. Newcorn.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Note Agreement" shall mean the Note Agreement dated as of the date hereof between the Company or Acquisition Corp., as the case may be, and the Fund, as amended from time to time.

          "Note" shall mean the "Note" as defined in the Note Agreement, and any Note or Notes issued in exchange or substitution therefor.

          "Principal Shareholders" shall mean Paul E. Kana, Sid H. Cordier and Brian R. Wilson, and their respective assignees or successors in interest.

          "Purchase Agreement" shall mean the Stock Purchase Agreement dated as of November 11, 1994 among PHF Associates, Inc, (to whose interest Acquisition Corp. has succeeded) and the shareholders of CPS.

          "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with (S) 13, including, without limitation, all registration, filing and NASD fees, all fees and expenses of complying with state securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements of counsel and accountants retained by the Holder with respect to Underlying Shares or Restricted Stock being registered, premiums and other costs of policies of insurance against liabilities arising out of the public offering of such securities and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

          "Restricted Stock" shall mean the shares of Common Stock of the Company issued upon the exercise of this Warrant and evidenced by a certificate required to bear the legend specified in (S) 11.2.

          "Sale of the Company" shall mean any change of control of the Company (as the term "control" is defined in Rule 405 of the Commission under the Securities Act), whether such change of control occurs through merger, sale of assets or stock, exchange of securities, or otherwise.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Shareholders" shall mean the three Principal Shareholders and James
K. Hoofard, Jr. and G. Dean Booth.

          "Significant Transfer" shall mean any sale, assignment, pledge or other disposition of 25% or more of the outstanding Common Stock, other than the pledges of stock contemplated by the Note Agreement.

          "Subsidiary" shall mean any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by the Company.

          "Underlying Shares" shall mean the shares of Common Stock issuable upon exercise of this Warrant.

          "Voting Stock" shall mean Company securities of any class, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the board of directors. For purposes of determining the number of shares of Voting Stock outstanding, each share of Voting Stock shall be deemed to constitute that number of shares equal to the number of votes that such share is entitled to vote toward the election of any member of the board of directors.

          "Warrant" or "this Warrant" as used herein shall mean this Warrant and any warrant hereafter issued in exchange or substitution for this Warrant.


SECTION 2.     EXERCISE OF WARRANT.

          Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole (but not in part), during the Exercise Period but in no event subsequent to the end of the Exercise Period, by the surrender of this Warrant (with the subscription form at the end hereof duly completed and executed) at the principal office of the Company in Dallas, Texas, and upon payment of the Exercise Price. At the option of the Holder, payment may be made by (a) funds immediately available in Dallas, Texas and/or (b) the surrender and cancellation of the Note accompanied by a written statement designating the unpaid principal amount of the Note to be applied to the payment of the Exercise Price. If the
Note is tendered in payment of the Exercise Price and the unpaid principal amount thereof exceeds such price, the Company shall (without charge to the Holder) immediately issue and deliver to the Holder a new Note, in exchange for the Note so tendered, at a principal amount equal to such excess and issued in the name of the holder or its designated nominee or registered assignee.

          In connection with any exercise hereunder, the Holder agrees to make such representations and warranties as may be necessary to demonstrate compliance with applicable securities laws, as may be reasonably requested by the Company.

          This Warrant and all rights and options hereunder shall expire at the end of the Exercise Period, and shall be wholly null and void to the extent this Warrant is not exercised before that time.

          The Company shall pay all reasonable expenses, taxes and other charges payable in connection with the preparation, execution and delivery of stock certificates under this (S) 2, regardless of the name or names in which such stock certificates shall be registered.

SECTION 3.     PREEMPTIVE RIGHTS; ANTI-DILUTION.

          3.1. Preemptive Rights. The Holder shall have a preemptive or similar right to acquire or subscribe for any unissued shares of Common Stock issued after the date of this Warrant, or rights, warrants or options to purchase Common Stock, or script or securities of any kind convertible into Common Stock or carrying stock purchase warrants or privileges, except that such preemptive right shall not apply to employee stock options granted by the Company in aggregate amounts not exceeding 10% of the number of shares of Common Stock outstanding on the Closing Date.

          3.2. Anti-Dilution Provisions. The Underlying Shares shall be subject to change or adjustment as set forth in Exhibit A to this Warrant.

SECTION 4.     RESERVATIONS.

          The Company shall at all times reserve and keep available such number of authorized shares of its Common Stock, solely for the purpose of issue upon the exercise of the rights represented by this Warrant, as may at any time be issuable (based upon the number of shares of Common Stock outstanding at any such time) upon the exercise of this Warrant, and such shares shall at no time have an aggregate par value that is in excess of the Exercise Price.

SECTION 5.     SALE OF THE COMPANY; REORGANIZATIONS.

          Upon any Sale of the Company, or any reorganization or reclassification of the Common Stock or other equity securities of the Company, then, as a condition of such Sale of the Company, reorganization or reclassification, lawful and adequate provision shall be made so that the Holder shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such Sale of the Company, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock immediately theretofore so purchasable hereunder had such Sale of the Company, reorganization or reclassification not taken place; and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such Sale of the Company unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such transaction shall assume by written instrument executed and mailed or delivered to the Holder, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive. Notice of any proposed Sale of the Company shall be given by the Company to the Holder as promptly as possible after such transaction appears likely.

SECTION 6.     DISSOLUTION OR LIQUIDATION.

          Upon any proposed distribution of the assets of the Company in dissolution or liquidation (except under circumstances when (S) 5 shall be applicable), the Company shall mail notice thereof to the Holder and shall make no distribution to shareholders until the expiration of 60 days from the date of mailing of such notice and, in any such case, the Holder of this Warrant may exercise the purchase rights with respect to this Warrant within 60 days from the date of mailing such notice and all rights herein granted not so exercised within such 60-day period shall thereafter become null and void.

SECTION 7.     NOTICE OF EXTRAORDINARY DIVIDENDS.

          If the board of directors of the Company shall declare any dividend or other distribution on its Common Stock except out of earned surplus or not profits or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to the Holder not less than 30 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the Holder shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this section shall not apply to distributions made in connection with transactions covered by (S) 5.

SECTION 8.     FRACTIONAL SHARES.

          Fractional shares shall be issued upon the exercise of this Warrant in any case where the Holder would be entitled to receive a fractional share upon such exercise.

SECTION 9.     FULLY PAID STOCK; TAXES.

          The Company covenants and agrees that the shares of stock represented by each certificate for its Common Stock to be delivered on the exercise of this Warrant will, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable. The Company further covenants and agrees that it will pay when due and payable any and all federal and state issuance or transfer taxes that may be payable in respect of this Warrant or any Common Stock or certificates issued thereunder. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the Holder, and any such tax shall be paid by the Holder at the time of presentation.

SECTION 10.    CLOSING OF TRANSFER BOOKS.

          The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver stock certificates upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of such certificates until the opening of such books. In such case, the certificates shall be delivered promptly after the books are opened.

SECTION 11. RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES; COMPLIANCE WITH LAWS.

          Notwithstanding anything contained in this Warrant to the contrary, the terms and provisions of this (S) 11 shall remain in full force and effect at all times up to and including the end of the Exercise Period and, unless otherwise specified herein, the term "Warrant" shall include the Underlying Shares and the term "Restricted Stock" shall include such Underlying Shares as if they had been issued.

          11.1. In General. This Warrant and the Restricted Stock shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act (or any similar federal statute at the time in effect) and any applicable state securities laws in respect of the transfer of this Warrant or any such Restricted Stock.

          11.2. Restrictive Legends. Each certificate for Restricted Stock shall, unless otherwise permitted by the provisions of this (S) 11.2, bear on the face thereof a legend reading substantially as follows:

                 THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND ANY STATE SECURITIES LAWS THAT MAY BE APPLICABLE AND ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE WARRANT PURSUANT TO WHICH SUCH SHARES WERE ISSUED.

          If a registration statement covering this Warrant or the Restricted Stock shall become effective under the Securities Act and under any applicable state securities laws or if the Company shall receive an opinion of counsel reasonably satisfactory to the Company (which shall include counsel to the Company and counsel to the original purchaser hereof) that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of any exemption afforded by Rule 144 of the Commission, the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend. Upon the written request of the Holder of this Warrant or of the Restricted Stock, the Company shall forthwith request independent counsel experienced in such matters to render an opinion with respect to the matters covered herein, and the Company shall bear all expenses in connection therewith.

          11.3. Notice of Proposed Transfer; Registration Not Required. The Holder of this Warrant or the Restricted Stock, by acceptance thereof, agrees that it will give prior notice to the Company of its intention to transfer this Warrant or the Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer. Promptly after receiving such notice, the Company shall present copies thereof to Company counsel. If, in the opinion of such counsel, the proposed transfer may be effected without registration or qualification under any federal or state law, the Company, as promptly as practicable, shall notify such Holder of such opinion and of the terms and conditions, if any, to be observed in connection with such transfer, whereupon such Holder shall be entitled to transfer this Warrant or such Restricted Stock, and to have a new Warrant or new stock certificate(s) issued in the name of the transferee or its nominee. If such counsel is unable to render such an opinion (in which case such counsel shall set forth in writing the basis for his legal conclusions in this regard), the proposed transfer described in the notice given pursuant to this (S) 11.3 may not be effected except to the extent permitted by and upon such registration and/or qualification or, in lieu thereof, compliance with the conditions of an exemptive regulation of the Commission and/or any applicable state securities regulatory authority, as the case may be. Thereupon, the Company shall notify such Holder who thereafter shall not be entitled to effect such transfer until receipt of a contrary notice from the Company or until such registration or qualification, filing or compliance has become effective (and consistent with the terms thereof). All fees and expenses of Company counsel in connection with the rendition of the opinion provided for in this (S) 11.3 shall be paid by the Company.

SECTION 12.      SALE OF WARRANT TO COMPANY (RIGHT TO PUT).

          12.1. Right to Put. On or after December 31, 1999, the Holder shall have the right to require the Company to purchase this Warrant for cash (the "Right to Put"), and the Company hereby agrees to make such purchase. The purchase price (the "Purchase Price") shall be the value of the Underlying Shares, which shall be the greater of (a) their Determined Value or (b) the Applicable Percentage applied to the remainder of the product of five times the Company's EBITDA minus its Borrowed Indebtedness plus its cash and cash equivalents. In connection with the valuation in clause (b), EBITDA shall be based upon the most recent 12 months, and Borrowed Indebtedness, cash and cash equivalents as of the last business day of the month preceding the Determination Date defined in (S) 12.2.

          Notwithstanding the foregoing paragraph, if the Company shall determine to have an Initial Public Offering prior to December 31, 1999, the Holder shall have the right to require the Company to purchase this Warrant for cash, and the Company hereby agrees to make such purchase at the Purchase Price.

          12.2. Determined Value. The Holder may exercise the Right to Put by delivering notice thereof ("Notice of Sale") to the Company. Promptly thereafter the Holder and the Company shall attempt to reach agreement on the Determined Value. If they do so agree, they shall put their agreement in writing, and closing shall be held in accordance with (S) 12.3. If the parties cannot agree, they shall promptly appoint a mutually acceptable qualified independent appraiser to provide the Determined Value. If parties shall be unable to agree on such an appraiser within 10 days of the Notice Date, the Purchase Price shall be determined by a panel of three independent appraisers, one of whom shall be selected by the Company, another of whom shall be selected by the Holder, and the third of whom shall be selected by such other two appraisers or, if such appraisers shall be unable to agree upon a third appraiser within 10 days of the selection date of the second of such two appraisers, by the American Arbitration Association; provided, that if either party shall not select its appraiser within 10 days after the Notice Date, such amount or value shall be determined solely by the appraiser selected by the other party. The appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine such value within 30 days after the final appointment of any appraiser pursuant hereto (but in no event may such determination be made more than 45 days following the Notice Date), and such determination shall be final and binding upon the parties. If three appraisers shall be appointed, (a) if the median of the determinations of the appraisers shall equal the mean of such determinations, such mean shall constitute the determination of the appraisers, otherwise (b) the determination of the appraiser that shall differ most from the other two appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the determination of the appraisers. Each party shall bear its respective fees and expenses with respect to any appraisal procedures and one-half of the fees and expenses of the appraisers participating in any appraisal procedure. The Company shall cause one copy of the final determination of the appraiser(s) to be sent directly to the Holder. Such determination shall set forth the date as of which the determination was made, (the "Determination Date").

          12.3. Closing. Upon ascertainment of a Determined Value under (S) 12.2, the Holder shall select a settlement date by notice in writing to the Company which shall be not more than 60 days after such agreement is reached (the "Put Settlement Date"). On the Put Settlement Date, upon surrender of this Warrant by the Holder at the principal place of business of the Company in Dallas, Texas, or, at the option of the Holder, upon delivery of this Warrant to an escrow agent reasonably acceptable to the Holder and the Company, the Company shall transfer the Purchase Price to the Holder in immediately available funds by the method specified in such Notice of Sale.

          12.4. Default by the Company. If for any reason the Company shall default on, or be otherwise unable to meet, its obligations under this (S) 12, the Holder shall thereupon have the right to two demand registrations covering any Underlying Shares or Restricted Stock held by the Holder during the balance of the Exercise Period, as more fully provided in (S) 13 below. Such right shall be in addition to all other rights and remedies available to the Holder upon a breach by the Company of its obligations under this (S) 12.

          12.5. Termination. The rights granted to the Holder in this (S) 12 shall terminate on the Expiration Date.

SECTION 13.      REGISTRATION RIGHTS.

          13.1. Demand Registration Rights. Upon the earlier of the time that the Company (a) has or proposes to have an Initial Public Offering in which the Holder does not exercise its piggyback rights under (S) 13.3 or (b) defaults in the manner specified in (S) 12.4, the Holder shall thereupon be granted, and the Company hereby does so grant, two demand registration rights covering the Underlying Shares or Restricted Stock held by the Holder. Thereafter, upon the request of the Holder requesting that the Company effect registration of all or a part of such securities under applicable federal and state securities law, the Company shall, subject to the conditions of (S) 13.2 below, promptly endeavor in good faith to effect such registration.

                 The Company's actions shall include notification to or approval of any governmental authority under any federal or state law, or listing with any securities exchange or national securities market for the public trading of securities, which may be required reasonably to permit the proposed sale of securities that the Holder proposes to make promptly upon the effectiveness of such registration, and the

Company shall keep effective such registration for such period, not to exceed nine months, as may be necessary to effect such sale and shall, if necessary, amend the registration statement and supplement the prospectus during such period.

          13.2. Conditions to Demand Registration. The Company may delay any registration required pursuant to (S) 13.1 for a period not exceeding 90 days provided the Company shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by the Company or would otherwise be materially detrimental to the Company or its shareholders and, in any event, the Company shall not be required to register or use its best efforts to effect any such registration on more than two occasions.

          13.3. Piggyback Registration. If at any time and from time to time during the Exercise Period the Company proposes to register any of its Common Stock under the Securities Act (other than pursuant to (S) 13.1) in connection with an underwritten public offering of such Common Stock, it shall promptly give written notice to the Holder of the Underlying Shares or Restricted Stock of its intention to do so. Upon the written request of the Holder, given within 30 days after receipt of any such notice from the Company, the Company shall in each instance use its best efforts to cause such securities to be registered under the Securities Act and registered or qualified under any state securities law, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the Holder; PROVIDED, HOWEVER, that the obligation to give such notice and to use such best efforts shall not apply to any proposal of the Company to register any of its securities under the Securities Act (a) on Form S-8 (or any successor form), (b) in connection with dividend reinvestment plans, or (c) for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock of such entity or in connection with a merger or consolidation with such entity. In connection with any offering involving an underwriting of Restricted Stock the Company shall not be required to include such shares unless the Holder agrees to the terms of the underwriting and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. Nothing in this (S) 13.3 shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

          13.4. Expenses. The Company shall pay all Registration Expenses in connection with all registrations (which, for purposes of this (S) 13.4 and (S) 13.5, shall include any qualifications, notifications and exemptions) under (S)
(S) 13.1 and 13.3.

          13.5.  Indemnification. In connection with any registration under (S)
13.1 or 13.3, the Company shall indemnify the Holder, and each underwriter thereof including each person, if any, who controls such Holder within the meaning of (S) 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omissions based upon information furnished in writing to the Company by the Holder or, as the case may be, any such underwriter expressly for use therein, and the Company and each officer, director and controlling person of the Company shall be indemnified by the Holder for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished in writing to the Company by the Holder for any such use.

          Promptly upon receipt by a party indemnified under this (S) 13.5 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party hereunder, the indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this
(S) 13.5. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent which consent shall not be unreasonably withheld.

          13.6. Termination. The rights granted to the Company under this (S) 13 shall terminate on the Expiration Date.

SECTION 14.      TAG-ALONG ARRANGEMENTS.

          14.1. Significant Transfer. The Holder shall have the right to have this Warrant or Restricted Stock included in any Significant Transfer of Common Stock by Principal Shareholders of the Company.

          14.2. Notices. Promptly after it shall become aware of a proposed Significant Transfer, the Company shall give notice thereof to the Holder, specifying the terms of the transaction, including the date on which it is expected to occur and stating the likelihood of this Warrant or Restricted Stock being included in the transaction on the same terms. The Holder shall thereafter have 20 days in which to respond as to whether or not it wishes or elects to be included in the Significant Transfer on the terms thereof. If it elects to be included, the Company shall use its best efforts to include the Holder's securities upon the same terms as those applying to the selling Principal Shareholders.

          14.3. Termination. The provisions of this (S) 14 shall terminate on the Expiration Date.

SECTION 15.      DRAG-ALONG OBLIGATION.

          15.1. Significant Transfer. Promptly upon its receiving notice or otherwise learning of a proposed Significant Transfer by Principal Shareholders, the Company shall deliver notice thereof to the Holder (such delivery date referred to herein is the "Notice Date"), specifying the terms of the transaction, including the date on which it is expected to occur (the "Transfer Date"), the consideration per share to be paid by the prospective purchaser, and a statement as to whether the Company or such Principal Shareholders desire the inclusion of this Warrant or Restricted Stock in the transaction. If inclusion is requested, the Holder shall thereupon have the obligation, and hereby agrees, to include this Warrant or such Restricted Stock in such Significant

Transfer, PROVIDED (a) the purchase price thereof shall be no less than the "Purchase Price" specified and determined in (S) 12.1; (b) such purchase price shall be paid in cash and/or in immediately available funds, and (c) the Transfer Date shall occur within 60 days of the Notice Date.

          15.2 Termination. The provisions of (S) 15.1 shall terminate on the Expiration Date.

SECTION 16.      [INTENTIONALLY DELETED]

SECTION 17.      LOST, STOLEN WARRANTS, ETC.

          If this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like date, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company.

SECTION 18.      SEVERABILITY.

          Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 19.      MISCELLANEOUS.

          19.1. Holder Not A Shareholder. Except as otherwise specifically provided herein, prior to the exercise of this Warrant, the Holder shall not be entitled to any of the rights of a shareholder of the Company, including the right as a shareholder to (a) vote or consent or (b) receive dividends or any other distributions made to shareholders.

          19.2. Notices. Any notice, demand or delivery to be made pursuant to the provisions of this Warrant shall be in writing and (a) shall be deemed to have been given or made one day after the date sent (i) if by the Company, by prepaid overnight delivery, addressed to the Holder at its last known address appearing on the books of the Company maintained for such purpose or (ii) if by the Holder, by prepaid overnight delivery, addressed to the Company at 3400 Carlisle, Suite 500, Dallas, TX 75240; and (b) if given by courier, confirmed telegram, confirmed facsimile transmission or confirmed telex shall be deemed to have been made or given when received. The Holder and the Company may each designate a different address by notice to the other in the manner provided in this (S) 19.2.

          19.3. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of the Holder of this Warrant or the Restricted Stock and shall be enforceable by the Holder.

          19.4. Amendments. This Warrant may not be modified, supplemented, varied or amended except by an instrument in writing signed by the Company and the Holder.

          19.5. Headings. The index and the descriptive headings of sections of this Warrant are provided solely for convenience of reference and shall not, for any purpose, be deemed a part of this Warrant.

          19.6. GOVERNING LAW. THIS WARRANT AND ALL MATTERS CONCERNING THIS WARRANT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF COLORADO FOR CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                  * * * * * *

                           ANTI-DILUTION PROVISIONS

          1. Anti-Dilution Provisions. The Underlying Shares shall be subject to change or adjustment as follows:

               (a) Common Stock Dividends, Subdivisions, Combinations. In case the Company shall (i) pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Common Stock into a larger number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, then in each such case the Underlying Shares shall be adjusted to equal the number of such shares to which the holder of this Warrant would have been entitled upon the occurrence of such event had this Warrant been exercised immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, prior to the record date for determination of such Shareholders entitled thereto. An adjustment made pursuant to this paragraph 1 shall become effective immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

               (b) Reorganization or Reclassification. In case of any capital reorganization or any reclassification of the Common Stock of the Company (whether pursuant to a merger of consolidation or otherwise), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of Common Stock, as the case may be, by a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such capital reorganization or reclassification of Common Stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

               (c) Distributions of Assets or Securities Other Than Common Stock. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any of its capital stock (other than Common Stock), rights or warrants to purchase any of its securities,

                                   EXHIBIT A
                                 (to Warrant)
cash, other assets or evidences of its indebtedness, then in each such case the Underlying Shares shall be adjusted by multiplying the Underlying Shares immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Determined Value per share of Common Stock at the record date for determining shareholders entitled to such dividend or distribution, and of which the denominator shall be such Determined Value per share less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the securities, cash, assets or evidences of indebtedness so distributed applicable to one share of Common Stock. An adjustment made pursuant to this subparagraph (c) shall become effective immediately after such distribution date.

               (d) No Impairment. The Company shall not, without the prior consent of the Holder, by amendment of its Articles of Incorporation or through any reorganization, transfer of the assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 1 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder against impairment.

               (e) Readjustment. Upon the termination of any right of conversion or exchange of any securities convertible into or exchangeable for Common Stock, or upon the expiration of any rights or options to purchase Common Stock (other than this Warrant) or any securities convertible into or exchangeable for Common Stock, or upon any change in the number of shares of Common Stock issuable upon exercise, conversion or exchange of any such securities, rights or options, the Underlying Shares then in effect shall forthwith be readjusted to such Underlying Shares as would have been in effect had the adjustments made upon the issuance or sale of such securities, rights or options been made upon the basis of the issuance of only the number of shares of Common Stock actually issued or to be issued upon the exercise, conversion or exchange or such securities, rights or options.

          2. Notice of Certain Corporation Transactions. The Company shall promptly mail to the Holder a notice of any proposed dividend, merger, dissolution, liquidation or winding up of the Company, stating the proposed record date (if any) or effective date for and such transaction and briefly describing the transaction.

          3. No Adjustment or Readjustment in Certain Circumstances. The Company shall not make any adjustment or readjustment of any of the Exercise Price or the number of Underlying Shares in the case of (a) the exercise of this Warrant, or (b) the issuance or sale by the Company of Common Stock or rights or options pursuant to, or the adjustment of the exercise price, or the exercise or termination, of rights or options issued pursuant to, any employee stock option or similar plan of the Company, or (c) except as specifically provided in this Exhibit A, by reason of the issuance of shares of Common Stock or any other securities of the Company in exchange for cash, property or services or other consideration.

          4. Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment pursuant to this Exhibit A, the Company at its expanse shall as promptly as practicable compute such adjustment or readjustment in accordance with the provisions of this Exhibit A, and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

          5. Information to be Furnished Upon Request. Upon the request at any time of the Holder, the Company shall as promptly as practicable furnish or cause to be furnished, to the Holder, at its address set forth in such request, a certificate setting forth the number of shares of Common Stock that at the time would be received upon the exercise of the Warrant and the Exercise Price thereof.

TO PHF ASSOCIATES, INC.:

          The undersigned registered holder of the within Warrant hereby irrevocably exercises the Warrant, purchases thereunder ______________ shares of the Common Stock of the Company, herewith makes payment of $_______________ therefor, and requests that the certificate(s) for such shares be issued in the name of the undersigned Holder or its nominee and delivered to it at Holder's address on the books of the Company.


                                        By: /s/ ROBERT J. NEWCORN
                                           -------------------------------
                                            Robert J. Newcorn


                                        Dated:
                                              ----------------------------


                                  ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned registered Holder of the within Warrant hereby sells, assigns and transfers unto ________________________ the Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _______________________ attorney to transfer the Warrant on the books of the Company.

                                   HANIFEN IMHOFF MEZZANINE FUND, L.P.


                                        By: /s/ ROBERT J. NEWCORN
                                           -------------------------------
                                            Robert J. Newcorn


                                        Dated:
                                              ----------------------------